UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 02, 2025

GTJ REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1399 Franklin Avenue Suite 100
Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 693-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Expansion of Credit Facility:

On December 2, 2025, GTJ Realty, LP (the “Operating Partnership”), a Delaware limited partnership and the operating partnership of GTJ REIT, Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) supplementing the First Amended and Restated Credit Agreement, dated October 22, 2021, as amended on August 5, 2022 (as amended, the “First Amended and Restated Credit Agreement”), with Keybank National Association (“Key Bank”) and the Company and certain direct and indirect subsidiaries of the Company as guarantors. The Letter Agreement and related documents establish a $20 million term loan facility under the First Amended and Restated Credit Agreement with an initial maturity date of August 5, 2026, and a one-year extension option, subject to certain other customary conditions (the “Term Loan”). The terms and conditions of the Term Loan are consistent with the terms and conditions of the Company’s prior term loan with KeyBank that was paid in full on March 15, 2024. The Term Loan will bear interest at the same rate as set forth in the First Amended and Restated Credit Agreement for the Company’s revolving line of credit facility. In connection with the Term Loan, the Operating Partnership is required to pay a fee equal to 25 basis points on the $20 million principal amount under the Term Loan.

As supplemented by the Letter Agreement, the First Amended and Restated Credit Agreement provides for a $60 million senior secured credit facility (the “Credit Facility”), consisting of (i) a $40 million revolving line of credit facility, with a current maturity date of August 5, 2026, and (ii) the Term Loan.

The Company intends to apply the net proceeds of approximately $19,949,976 to fund its working capital and general corporate needs.

The foregoing descriptions of the Letter Agreement and other related agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements. A copy of the Letter Agreement is filed hereto as Exhibit 10.1, and is incorporated by reference herein. The First Amended and Restated Credit Agreement, as supplemented by the Letter Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such agreements and:

·	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

·	may have been qualified in such agreements and instruments by disclosures that were made to the other party in connection with the negotiation of such agreements and instruments;

·	may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and

·	were made only as of the date of such agreements and instruments or such other date or dates as may be specified in such agreements and instruments.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement, dated as of December 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date:	December 4, 2025	By:	/s/ Louis Sheinker
Louis Sheinker President and Chief Operating Officer